                             ADVA INTERNATIONAL INC.

                            CERTIFICATION PURSUANT TO
                                18 U.S.C.ss.1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing by ADVA International Inc. (the "Company") of its
Report on Form 10-KSB/A for the period ending September 30, 2002 with the
Securities and Exchange Commission on the date hereof (the "Report"), I, Ernst
R. Verdonck, the Chief Executive Officer and Chief Financial Officer of the
Company, certify, pursuant to 18 U.S.C.ss.1350, as adopted pursuant to Section
906 of the Sarbanes-Oxley Act of 2002, that:

         (1)      The Report fully complies with the requirements of
                  section 13(a) or 15(d) of the Securities Exchange Act
                  of 1934; and

         (2)      The information contained in the Report fairly presents,
                  in all material respects, the financial condition and result of operations of the Company.

                                                   /s/ Ernst R. Verdonck
                                                      ------------------------
                                                       Ernst R. Verdonck
                                                       Chief Executive Officer and
                                                       Chief Financial Officer
Date:  November 19, 2002